Exhibit 10.17
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (this “Agreement”) made this 13th day of February 2007, by and between Apollo Group, Inc, an Arizona Corporation, (the “Company”), and Brian L. Swartz having a mailing address at 6355 East Osborn Road, Scottsdale, Arizona 85251 (“the Consultant”).
1. Engagement. Effective as of December 15, 2006, (the “Effective Date”) the Company has engaged Consultant as an independent contractor to assist the Company’s Senior Management in financial and accounting related projects. The Consultant’s work will be prioritized by the Company’s CFO and will require travel as necessary to the Company’s various locations outside of Phoenix. As part of his consulting services pursuant to this Agreement, Consultant may be required to perform duties on a temporary basis as the Company’s chief accounting officer. In such capacity, Consultant will have officer responsibilities and will be designated an officer under Section 16 of the Securities Exchange Act. However, Consultant shall at all time remain an independent consultant with respect to the duties performed pursuant to this Agreement. The Consultant shall devote 100% of his working time to the Company during this contract term, but the Consultant shall not be subject to the control or direction of the Company with respect to the method or manner by which he performs the duties required of him pursuant to this Agreement, but shall be responsible for completing all assigned tasks and duties within the time frame established by the Company.
2. Compensation. Consultant shall be paid $55,000 per month. The Company will pay the Consultant in arrears two (2) times a month on the 15th and the last day of each month. For any partial months worked, the Consultant’s daily rate shall be calculated as 1/20th of the monthly retainer above. In addition, Consultant shall be reimbursed for all reasonable travel, entertainment and other business expenses, in accordance with policies established by the Company. Other than as provided in this Paragraph 2, and Paragraph 6, the Consultant shall not be entitled to any other compensation, benefits or payments from the Company
3. Term; Termination. The term of this Agreement shall not exceed six months, unless otherwise extended by mutual agreement, measured from the Effective Date. This Agreement may be terminated at any time during that six-month period by the Company by giving 60 days advance notice, but in no event shall this Agreement expire prior to April 30, 2007. In the event this Agreement is terminated by the Company prior to April 30, 2007 without the consent of the Consultant, the Consultant shall be entitled to the amounts due under this Agreement through April 30, 2007, unless such termination is due to the Consultant’s willful misconduct.
4. Compliance. In performing services hereunder, Consultant shall comply with all applicable laws and regulations and with all written policies and procedures of the Company.
5. Independent Contractor. Consultant shall at all times serve as an independent contractor and not as an employee of the Company. It is the express intention of the parties to this Agreement that the Consultant is an independent contractor, and the Consultant shall be classified by the Company as such for all employee benefit and other employee purposes, and he

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shall not be treated as, or hold himself out as, an employee, agent, joint venturer, or partner of the Company. Accordingly, nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and the Consultant. Without limiting the generality of the foregoing, Consultant hereby agrees and confirms that his compensation as a consultant pursuant to this Agreement takes into account the fact that he shall not be entitled to participate in any employee benefit plans, policies or programs of the Company or any of its affiliates, including (without limitation) group insurance or health benefit plans, workers’ compensation, disability insurance, vacation, sick pay, profit-sharing, stock options, stock purchase or other stock-based compensation plans, retirement benefits or 401(k) plan participation. Consultant shall be solely responsible for paying any and all federal, state and local taxes, including but not limited to self-employment taxes, or payments which may be due incident to payments made by the Company for services rendered under this Agreement.
6. Indemnification. For any duties the Consultant performs pursuant to this Agreement, including (without limitation) duties performed in his capacity as an officer of the Company, he shall be entitled to indemnification in accordance with the terms of the Indemnification Agreement in the form attached hereto as Exhibit A.
7. Confidential Information. Consultant shall hold all Confidential Information (as defined below) in strict confidence and not disclose any Confidential Information except as expressly provided herein and shall not use any Confidential Information for his own benefit or otherwise against the best interests of the Company or any of its Affiliates during the term of this Agreement or thereafter. If Consultant shall be required by subpoena or similar government order or other legal process (“Legal Process”) to disclose any Confidential Information, then Consultant shall provide the Company with prompt written notice of such requirement and cooperate if requested with the Company in efforts to resist disclosure or to obtain a protective order or similar remedy. Subject to the foregoing, if Confidential Information is required by Legal Process to be disclosed, then Consultant may disclose such Confidential Information but shall not disclose any Confidential Information for a reasonable period of time, unless compelled under imminent threat of penalty, sanction, contempt citation or other violation of law, in order to allow the Company time to resist disclosure or to obtain a protective order or similar remedy. If Consultant discloses any Confidential Information, then Consultant shall disclose only that portion of the Confidential Information which, in the opinion of counsel, is required by such Legal Process to be disclosed. Upon termination of this Agreement, Consultant shall return to the Company all Confidential Information in tangible form (including but not limited to electronic files) in his possession.
     As used herein, “Confidential Information” shall mean any information regarding the Company and/or its affiliates (whether written, oral or otherwise), received or obtained before, on or after the date hereof, which the Company or its affiliates do not make generally publicly available, including but not limited to product design, specification or other technical information, manufacturing or other process information, financial information, customer information, general business information, or market information, whether or not marked or designated as “Confidential,” “Proprietary” or the like, in any form, including electronic or optical data storage and retrieval mechanisms, and including all forms of communication, including but not limited to physical demonstrations, in-person conversations and telephone conversations, email and other means of information transfer such as facility tours, regardless of

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whether any such information is protected by applicable trade secret or similar laws, and including any work product of Consultant. The term “Confidential Information” shall not include information which: (i) is or becomes generally available to the public other than as a result of the disclosure by Consultant or another person bound by a confidentiality agreement with, or other legal or fiduciary or other obligation of secrecy or confidentiality to, the Company or another party with respect to such information; or (ii) becomes available to Consultant from a source other than the Company or any of its directors, officers, employees, agents, affiliates, representatives, or advisors, provided that such source is not bound by a confidentiality agreement with, or other legal or fiduciary or other obligation of secrecy or confidentiality to, the Company or another party with respect to such information.
8. Not Used.
9. Copyrights. All material produced by Consultant relating to the Company or its business during or subsequent to the term of this Agreement, whether produced by Consultant alone or with others and whether or not produced on the Company’s premises or otherwise, shall be considered work made for hire and the property of the Company (“Company Copyrights”). Consultant shall execute and deliver such documentation as may be requested by the Company to evidence its ownership of all Company Copyrights. Consultant shall also execute and deliver such documentation and provide the Company, at the Company’s expense, all proper assistance to secure for the Company and maintain for the Company’s benefit all copyrights, including any registrations and any extensions or renewals thereof, on all Company Copyrights, including any translations.
10. Not Used.
11. Use and Disclosure of Ideas, Etc. Consultant shall not use or disclose to the Company any subject matter in the course of performing this Agreement, including ideas, processes, designs and methods, unless he has the right to so use or disclose.
12. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona and the United States without regard to the conflicts of law principles thereof. (b) This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. (c) The provisions of Paragraphs 4 through 12 of this Agreement shall survive its termination. (d) This Agreement may not be altered, amended or modified except by written instrument signed by the parties hereto. (e) Neither party shall be deemed the drafter of this Agreement and it shall not be construed or interpreted in favor of or against either party. (f) Section headings are for the convenience of the parties only and shall not be used in interpreting this Agreement. (g) If any provision of this Agreement shall be found by a court of competent jurisdiction to be unenforceable in any respect, then (i) the court shall revise such provision the least amount necessary in order to make it enforceable, and (ii) the enforceability of any other provision of this Agreement shall not be affected thereby. (h) Consultant may not assign this Agreement. The Company may assign with the Consultant permission this Agreement to any affiliate of the Company.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first indicated above.

CONSULTANT
/s/ Brian L. Swartz

Brian L. Swartz

APOLLO GROUP, INC.
/s/ Joseph L. D’Amico

Printed Name: Joseph L. D’Amico
Title: Chief Financial Officer

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INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is dated 13th of February, 2007, and is by and between Apollo Group, Inc., an Arizona corporation (the “Corporation”) and the undersigned consultant and, from time to time, officer of the Corporation (“Consultant”).
     WHEREAS, Consultant proposes to serve as an independent contractor to the Corporation and may from time to time serve as an officer of the Corporation, as that term is defined in A.R.S. § 10-850.5; and
     WHEREAS, pursuant to the Corporation’s Bylaws and A.R.S. § 10-856, an officer may be indemnified to the maximum extent permitted by Arizona law;
     NOW, THEREFORE, in consideration of Consultant’s service as an independent contractor and an officer, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows.
     1. Definitions. For purposes of this Agreement, the following definitions shall apply:
          (a) “Expenses” means all costs and expenses, including attorney fees, reasonably related to a Proceeding;
          (b) “Liability” means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable Expenses incurred with respect to a Proceeding, and includes obligations and Expenses that have not yet been paid but that have been or may be incurred; and
          (c) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.
     2. Indemnification of Consultant. The Corporation shall indemnify Consultant to the maximum extent permitted by Arizona law. Without limiting the foregoing and subject to Section 4 below, the Corporation shall indemnify Consultant against any Liability incurred with respect to any Proceeding or claim arising from the status of Consultant as an individual who is or was an officer of the Corporation or who is or was serving at the Corporation’s request with respect to any subsidiary, affiliate, or employee benefit plan of the Corporation. The foregoing indemnification is expressly intended to, and shall, apply to any and all such Liability and Expenses arising on or after the date Consultant became an officer of the Corporation, even if prior to the date hereof. The term of this Agreement shall be perpetual.
     3. Changes in Law. Notwithstanding any other provision of this Agreement, any modification to the Corporation’s Articles of Incorporation or Bylaws from and after the date of this Agreement shall not impair, impede, or limit the rights of Consultant under this Agreement. In the event of any change after the date of this Agreement to any applicable law, statute, or rule that expands the right of an Arizona corporation to indemnify an officer, or a former officer, such changes shall be, ipso facto within the purview of Consultant’s rights and the Corporation’s

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obligations under this Agreement. In the event of any change in applicable law, statute, or rule that narrows the right of an Arizona corporation to indemnify an officer, or a former officer, the rights and obligations of the parties hereunder shall be modified only to the extent such law, statute, or rule requires that any such modification be applied in a retroactive manner.
     4. Limitations on Indemnification. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation with respect to any Liability:
          (a) in connection with a proceeding by or in the right of the Corporation other than for reasonable expenses incurred in connection with the proceeding; or
          (b) arising out of conduct that constitutes: (i) receipt by Consultant of a financial benefit to which Consultant is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; or (iii) an intentional violation of criminal law.
     5. Advancement of Expenses. The Corporation shall pay Consultant’s reasonable Expenses in advance of a final disposition of any Proceeding if Consultant furnishes the Corporation with a written undertaking executed personally, or on Consultant’s behalf, to repay the advance if it is ultimately determined that Consultant was not entitled to indemnification under Arizona law; provided, however, that the Corporation shall not provide the advancement of Expenses described herein if a court of competent jurisdiction has determined before payment that Consultant is not entitled to such advancement of Expenses under Arizona law and a court of competent jurisdiction does not otherwise authorize payment. The undertaking required by this paragraph shall be the unlimited general obligation of Consultant but need not be secured and shall be accepted by the Corporation without reference to Consultant’s financial ability to make repayment. The Corporation shall not delay payment of Expenses under this Section for more than 60 days after a request is made unless ordered to do so by a court of competent jurisdiction.
     6. Notification and Defense of Claim. Consultant agrees promptly to notify Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any proceeding or matter that may be subject to indemnification or advancement of Expenses covered under this Agreement. With respect to any such matter:
          (a) The Corporation will be entitled to participate therein at its own expense;
          (b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party may assume the defense thereof, with counsel reasonably satisfactory to Consultant. After notice from the Corporation to Consultant of its election so to assume the defense thereof, the Corporation will not be liable to Consultant for any legal or other expenses subsequently incurred by Consultant in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Consultant shall have the right to employ counsel in such action, suit, or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Consultant unless (i) the employment of counsel by Consultant has been authorized by the Corporation, (ii) Consultant shall have reasonably concluded that there may be a material conflict of interest between the Corporation and Consultant in the conduct of the defense of such action, or (iii) the Corporation shall not in fact

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have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which Consultant shall have made the determination provided for in (ii) above. In the event Consultant makes the determination (ii) above, Consultant shall select counsel to defend said interests.
          (c) The Corporation shall not be obligated to indemnify Consultant under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Consultant without Consultant’s written consent. Neither the Corporation nor Consultant will unreasonably withhold its or his consent to any settlement proposed by the other of any matter for which indemnity is provided hereunder.
     7. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be effective when received as follows:
          (a) If to Consultant, at the address indicated on the signature page of this Agreement or such other address as Consultant shall provide to the Corporation, and
          (b) If to the Corporation: Apollo Group, Inc., 4615 E. Elwood St., Phoenix, AZ 85040, Attn: President, or to such other address as may have been furnished to Consultant by the Corporation.
     8. Governing Law and Severability. This Agreement is pursuant to, and subject to, Arizona law. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect the validity or enforceability of any other provision hereof. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Consultant to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, or under any applicable law, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms. If Consultant is entitled under any provision of this Agreement to indemnification by the Corporation for some or any portion of any Expenses or Liability but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Consultant for that portion of such Expenses or Liability for which Consultant is entitled to be indemnified.
     9. Contribution. The parties acknowledge and agree that, in the event that Consultant is not entitled to indemnification pursuant to the terms of this Agreement, the Corporation shall contribute to any Liability with respect to which Consultant would otherwise have been entitled to indemnification under this Agreement, in such proportion as is appropriate to reflect the relative economic interest of the Corporation on one hand, and Consultant in the other, as to the matters giving rise to such indemnification claims, as well as the relative fault of the Corporation and Consultant with respect to such matters, and any other relevant equitable considerations.
     10. Benefit. This Agreement shall inure to the benefit of Consultant and his or her heirs, personal representatives, and estate.

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     11. Attorney Fees. In any contested action arising out of this Agreement, the court may award the successful party attorney fees.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Apollo Group, Inc.

By:	/s/ Joseph L. D’Amico
Title: CFO
/s/ Brian Swartz

Consultant

Address:	Brian Swartz 6355 E. Osborn Rd Scottsdale, AZ 85251

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